KUTACK ROCK LLP

                                   SUITE 2900
                             717 SEVENTEENTH STREET
                           DENVER, COLORADO 80202-3329

                                  303-297-2400
                             FASCSIMILE 303-292-7798

                                www.kutakrock.com

WILLIAM C. GORHAM
william.gorham@kutakrock.com
(303) 292-7814
                                January 15, 2002

First Investors Management Company, Inc.
95 Wall Street
New York, NY  10005-4297

         Re:      First Investors Multi-State Insured Tax Free Fund


Dear Sir/Madam:

         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                                       Very truly yours,


                                                       /s/ Kutak Rock LLP